UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2016

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan   48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Entry into a Material Definitive Agreement

Creation of a Direct Financial Obligation

On September 30, 2016, the Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of September 30, 2016: (i) Seventh Amendment to Loan Agreement under which the Lender has agreed to advance up to a total of $17,500,000 to the Registrant, subject to certain conditions, and (ii) an Eighth Amended and Restated Senior Secured Convertible Promissory Note.  The Seventh Amendment to Loan Agreement amends and restates the Sixth Amendment to Loan Agreement (under which the Lender had agreed to advance up to a total of $12,500,000 to the Registrant), which was entered into with HEP Investments on December 31, 2015 (effective December 31, 2015) and disclosed in the Registrant’s Form 8-K Current Report filed on January 7, 2016.  The Eighth Amended and Restated Senior Secured Convertible Promissory Note provides for a “rolling” 30 day extension until notice is given to the Registrant to the contrary.

As of September 30, 2016, the Lender had advanced the Registrant $9,177,200.  As disclosed in the Form 10-Q for the quarter ended June 30, 2016, filed on August 12, 2016 HEP Investments has advanced these monies under the following terms:

A.

$3,402,200 to be convertible into the Registrant’s restricted common stock at $.10 per share, with interest at the rate of 11% per annum.

B.

$2,600,000 to be convertible into the Registrant’s restricted common stock at $.12 per share, with interest at the rate of 11% per annum.

C.

$1,285,000 to be convertible into the Registrant’s restricted common stock at $.15 per share, with interest at the rate of 11% per annum.

D.

$640,000 to be convertible into the Registrant’s restricted common stock at $.22 per share, with interest at the rate of 11% per annum.

E.

$750,000 to be convertible into the Registrant’s restricted common stock at $.30 per share, with interest at the rate of 11% per annum.

From July 1, 2016 to September 30, 2016, under the terms of the Amended Loan Agreement, the Lender had advanced the Registrant an additional $500,000 (convertible at $.10 per share).  The Lender has converted $60,000 of the debt (convertible at $.12 per share) through the date of this filing.

Based on the above, the total shares of common stock, if the Lender converted the complete $9,177,200 convertible debt, would be 74,664,424 shares, not including any interest due which may be converted into common stock.  Interest due as of September 30, 2016 was $2,259,630, which would be convertible into 16,956,473 shares at the stated conversion rate.

Amounts advanced under the Note are secured by all the Registrant’s assets.

The Registrant has agreed to pay the following fees in connection with the Loan transaction (when the final $8,322,800 in funding is achieved): (i) a $743,652 closing fee, consisting of $446,191 in cash, and $297,461 paid in shares of common stock, which will be accomplished by the issuance of common stock valued at various amounts based on the timing of the funding and the related stock price.

The Registrant has made certain agreements with the Lender which shall remain in effect as long as any amount is outstanding under the Loan.  These agreements include an agreement not to make any change in the Registrant’s senior management. Two representatives of the Lender will have the right to attend Board of Director meetings as non-voting observers.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.40 – Seventh Amendment to Loan Agreement with HEP Investments, LLC dated September 30, 2016

Exhibit 10.41 – Eighth Amended and Restated Senior Secured Convertible Promissory Note HEP Investments, LLC dated September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  October 5, 2016

By:  /s/ PHILIP M. RICE, II

Philip M. Rice, II

Chief Financial Officer